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EXHIBIT 5


                               May 20, 1998


Citadel Technology, Inc.
3811 Turtle Creek Boulevard
Suite 600
Dallas, Texas 75219

     Re:  Registration Statement on Form S-8

Gentlemen:

     The undersigned has acted as counsel to Citadel Technology, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on May 20, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 265,625 shares of the $.01 par value common stock (the "Common Stock") of the Company that may be issued upon exercise of stock options granted to a former employee of the Company.

     You have requested the opinion of the undersigned with respect to certain legal aspects of the proposed offering. In connection therewith, the undersigned has examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Company, each as amended; (2) the Registration Statement and exhibits thereto; and (3) such other documents, records, certificates, memoranda and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted as originals, and the conformity to original documents of all documents submitted as certified or photostatic copies, as well as the due execution and delivery of all documents where the due execution and delivery are a prerequisite to the effectiveness thereof. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, the undersigned has relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to the undersigned by the Company, without independent confirmation or verification of their accuracy.

     Based upon our examination and consideration of, and reliance on, the documents and other matters described above, and subject to the comments and exceptions noted below, the undersigned is of the opinion that the Company presently has available sufficient shares of authorized but unissued shares of Common Stock from which the shares of Common Stock subject to the exercise of options may be issued. Furthermore, assuming that (i) the outstanding options were duly granted, (ii) the shares of Common Stock to be issued pursuant to the exercise of options are duly issued in accordance with the terms of the applicable agreement, (iii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise options, and (iv) the consideration for shares of Common Stock issued pursuant to the exercise of options is actually received by the Company in accordance with the terms of the applicable Agreement and exceeds the par value of such shares, then the undersigned is of the opinion that the shares of Common Stock issued pursuant to the exercise of options and in accordance with the terms of the applicable agreement, will be duly and validly issued, fully paid and nonassessable.

The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to references to the undersigned included in or made a part of the Registration Statement. In giving this consent, the undersigned does not admit that the undersigned comes within the category of person whose consent is required

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under Section 7 of the Securities Act or the Rules and Regulations of the
Securities and Exchange Commission thereunder.

                              Very truly yours,

                              WOOD, EXALL & BONNET, L.L.P.
                              By:   David Allen Wood, P.C.

                              By:   /s/ David A. Wood
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                                    David A. Wood, President